Exhibit 5.1

[LETTERHEAD OF PATTON BOGGS LLP]

May 4, 2009

Board of Directors
Pacific Premier Bancorp, Inc.
1600 Sunflower Avenue
Costa Mesa, California 92626

Re: Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We have acted as special counsel to Pacific Premier Bancorp, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), of a registration statement on Form S-3 (the “Registration Statement”), relating to the registration of up to 1,166,400 shares of common stock, par value $0.01 per share (“Common Shares”), of the Company that may be issued upon the exercise of warrants (the “Warrants”).  All of the Common Shares are being registered for resale from time to time on behalf of certain selling securityholders set forth in the Registration Statement (the “Selling Securityholders”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) a specimen certificate representing the Common Shares; (iii) the Certificate of Incorporation, as amended, of the Company, as currently in effect; (iv) the Bylaws of the Company, as amended, as currently in effect; (v) the Warrants; and (vi) certain resolutions adopted by the Board of Directors of the Company with respect to the issuance of the Common Shares.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.  We have also assumed that (i) the Common Shares issuable pursuant to the Warrants will continue to be validly authorized on the dates the Common Shares are issued pursuant to the Warrants; (ii) on the dates the Warrants are exercised, the Warrants will constitute a valid, legal and binding obligation of the Company and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors’ rights generally) be enforceable as to the Company in accordance with their terms; and (iii) no change occurs in applicable law or the pertinent facts.

This opinion is limited solely to the laws of the State of Delaware and the federal laws of the United States.  The opinion is as of the date hereof, and we assume no obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise.  We assume that the appropriate action will be taken, prior to the offer and sale of the Common Shares, to register and qualify the Common Share for sale under all applicable state securities or “blue sky” laws and we express no opinion as to compliance with the “blue sky” laws of any jurisdiction and the opinions set forth herein are qualified in that respect.

Based upon and subject to the foregoing, we are of the opinion that the Common Shares have been duly authorized and, upon exercise in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Common Shares while the Registration Statement is in effect.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Patton Boggs LLP

PATTON BOGGS LLP